Exhibit 5.1

January 20, 2022

Smart for Life, Inc.

990 Biscayne Blvd., Suite 503

Miami, Florida 33132

Re:        Securities Being Registered Under Registration Statement on Form S-1 (File No. 333-261699)

Ladies and Gentlemen:

We have acted as counsel to Smart for Life, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering (the “Offering”) of up to $20,700,000 of units that may be offered for sale by the Company, with each unit consisting of (i) one share of the Company’s common stock (the “Common Stock”) (or, to each purchaser whose purchase of shares of Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering, a share of the Company’s series B convertible preferred stock (the “Preferred Stock”) in lieu of a share of Common Stock), (ii) one series A warrant to purchase one share of Common Stock (collectively, the “Series A Warrants”) and (iii) one series B warrant to purchase one share of Common Stock (collectively, the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). Each share of Preferred Stock will be convertible into one share of Common Stock. The Common Stock, the Preferred Stock and the Warrants are referred to herein collectively as the “Securities.” The Securities are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (“Underwriting Agreement”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)	the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement;

(c)	the form of Warrant Agent Agreement (the “Warrant Agreement”) and forms of the Warrants included as Exhibit 4.1 to the Registration Statement;

(d)	the form of Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) included as Exhibit 3.3 to the Registration Statement;

(e)	the Certificate of Incorporation of the Company, as amended, included as Exhibit 3.1 to the Registration Statement;

(f)	the Bylaws of the Company included as Exhibit 3.4 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 January 20, 2022

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity, that the Registration Statement will be declared effective by the Commission and that the Certificate of Designation will be filed with the Secretary of State of the State of Delaware prior to issuance of the Preferred Stock. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization of all parties other than the Company by all requisite action, corporate or other, the execution and delivery by all parties other than the Company of the documents, and the validity and binding effect thereof on such parties other than the Company.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	the Securities and the shares of Common Stock issuable upon conversion or exercise thereof have been duly authorized for issuance by all necessary corporate action by the Company;

2.	the shares of Common Stock, when issued, delivered and paid for as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

3.	the shares of Preferred Stock, if purchased in lieu of Common Stock, when issued, delivered and paid for as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

4.	the shares of Common Stock issuable upon conversion of the Preferred Stock, when issued upon conversion thereof as described in the Registration Statement and in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable;

5.	when the Warrant Agreement is executed and delivered, and when the Warrants are issued, delivered and paid for as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

6.	the shares of Common Stock issuable upon exercise of the Warrants, when issued against payment therefor as described in the Registration Statement and in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

PG. 3 January 20, 2022

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC